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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                Current Report Pursuant to Section 13 or 15 (d)
                    of the Securities Exchange Act of 1934

                      Date of Report: September 21, 2001

                      THE ASHTON TECHNOLOGY, GROUP, INC.
            (Exact name of Registrant as specified in its charter)

           DELAWARE                             7370                            22-6650372
(State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer Identification
 incorporation or organization)       Classification Code Number)                 Number)

                              1835 Market Street

                                   Suite 420

                       Philadelphia, Pennsylvania 19103
                   (Address of principal executive offices)

                                (215) 789-3300
             (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report)
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Item 5.  Other Events

        On September 21, 2001, The Ashton Technology Group, Inc. completed the sale of 4,528,302 shares of common stock pursuant to two "put" transactions under its securities purchase agreement dated July 10, 2001 with Jameson Drive LLC. Ashton received gross proceeds of $1.2 million. The securities purchase agreement provides for the purchase by Jameson of up to $15 million worth of Ashton's common stock over a 24-month period. Ashton announced completion of these sales in a press release, a copy of which is attached hereto as Exhibit 99.1

Exhibits

99.1 Press Release
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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on September 21, 2001.


                                        THE ASHTON TECHNOLOGY GROUP, INC.


                                        By: /s/ Arthur J. Bacci
                                        -----------------------------------
                                        Arthur J. Bacci
                                        President
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                                 Exhibit Index
                                 -------------


Exhibit No.              Description
-----------              -----------

99.1                     Press Release